UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

RED HAT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33162	06-1364380
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Davie St. Raleigh, North Carolina		27601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 754-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.	Regulation FD Disclosure.

On July 31, 2017, Red Hat, Inc., a Delaware corporation (“Red Hat”), Permabit Technology Corporation, a Delaware corporation (“Permabit”), and certain stockholders of Permabit entered into an Asset Purchase Agreement (the “APA”) pursuant to which, upon the satisfaction or waiver of the closing conditions set forth in the APA, Red Hat acquired substantially all of the assets of Permabit (the “Acquisition”) on July 31, 2017. A press release announcing the Acquisition, as well as information on the anticipated impact of the Acquisition on Red Hat’s guidance for its second fiscal quarter ending August 31, 2017 and fiscal year ending February 28, 2018, was issued on July 31, 2017 and is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2017	RED HAT, INC.

	By:	/s/ Eric R. Shander
		Name:	Eric R. Shander
		Title:	Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 31, 2017